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                          ALLIANCE GAMING CORPORATION
                           OFFER FOR ALL OUTSTANDING
              7 1/2% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2003
                                IN EXCHANGE FOR
           7 1/2% SENIOR CONVERTIBLE SUBORDINATED DEBENTURES DUE 2003
                                CUSIP NO. 01859P

 THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE
  , 1996, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF 7 1/2% CONVERTIBLE
   SUBORDINATED DEBENTURES DUE 2003 MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE
                                EXPIRATION DATE.

                                  May   , 1996

TO BROKERS, DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES:

    We are enclosing herewith the material listed below relating to the offer (the "Exchange Offer") by Alliance Gaming Corporation ("Alliance") to exchange up to $85 million principal amount of Alliance's 7 1/2% Convertible Senior Subordinated Debentures due 2003 (the "New Convertible Debentures") for a like principal amount of Alliance's 7 1/2% Convertible Subordinated Debentures due 2003 (the "Securities"). Consummation of the Exchange Offer is subject to, among other things, satisfaction of the conditions set forth in the Prospectus referred to below under the heading "The Exchange Offer -- Conditions to the Exchange Offer".

    We are asking you to contact your clients for whom you hold Securities registered in your name or in the name of your nominee. In addition, we are asking you to contact your clients who, to your knowledge, hold Securities registered in their own name.

    Enclosed for your information and use are copies of the following documents:

        1.  Alliance's Prospectus dated May   , 1996 (as the same may be further
    amended or supplemented from time to time, the "Prospectus");

        2. A BLUE Letter of Transmittal (the "Letter of Transmittal") for your use in connection with the tender of Securities and for the information of your clients;

        3. A YELLOW form of letter that may be sent to your clients for whose accounts you hold Securities registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

        4.  A GREEN form of Notice of Guaranteed Delivery;

        5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

        6.  A return envelope addressed to the Exchange Agent.

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE , 1996, UNLESS EXTENDED. SECURITIES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

    In all cases, New Convertible Debentures will be issued in exchange for Securities accepted for exchange pursuant to the Exchange Offer only after timely receipt by the Exchange Agent of such Securities
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(or  confirmation of  book-entry transfer of  such Securities  into the Exchange
Agent's account at the Depositary Trust Company), a Letter of Transmittal (or facsimile thereof), properly completed and validly executed, and any other required documents.

    If holders of Securities wish to tender, but it is impracticable for them to forward their Securities or other required documents prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the heading "The Exchange Offer -- Procedures for Tendering -- Guaranteed Delivery".

    Procedures for tendering Securities are set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering". Holders of Securities who wish to tender their Securities must use either the Letter of Transmittal or a facsimile thereof or such Securities must be transferred pursuant to the procedures for book-entry transfer set forth in the Prospectus under the heading "The Exchange Offer -- Procedures for Tendering -- Book-Entry Transfer". In addition, holders of Securities who are following the procedures for guaranteed delivery set forth in the Prospectus must use the Notice of Guaranteed Delivery distributed with the Prospectus.

    Alliance will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders of Securities pursuant to the Prospectus. However, Alliance will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Alliance will pay or cause to be paid any transfer taxes payable with respect to the transfer of Securities to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Any inquiries you may have with respect to the Exchange Offer should be addressed to, and additional copies of the enclosed materials may be obtained from Georgeson & Company, Inc., the Information Agent, at its address and telephone number set forth on the back cover page of the Prospectus.

                                          Very truly yours,
                                          JEFFERIES & COMPANY, INC.
                                          LADENBURG, THALMANN & CO., INC.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF ALLIANCE, THE DEALER MANAGERS, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.